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                                                       Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Rheometric Scientific, Inc.

We consent to the incorporation by reference in the registration statement of Rheometric Scientific, Inc. on Form S-8 (File No.333-33941) of our report dated December 29, 1999, on our audits of the consolidated financial statements of Rheometric Scientific, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in the 1998 Annual Report of Rheometric Scientific, Inc. on Form 10-K.



PricewaterhouseCoopers L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 29, 1999